Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007

ENHANCED MARKET PARTICIPATION NOTE PRODUCT SUPPLEMENT

(To the Prospectus dated April 2, 2009 and the
Prospectus Supplement dated April 3, 2009)
HSBC USA INC.
Enhanced Market Participation Notes

HSBC USA Inc. may offer and sell enhanced market participation notes (the “notes”) linked to the performance of a reference asset (as defined herein).  This product supplement will describe terms that will generally apply to the notes.  Specific terms of any notes offerings will be included in supplements to this product supplement (each, a “pricing supplement”).  If the terms described in the applicable pricing supplement are different or inconsistent with those described herein or in the prospectus or prospectus supplement, the terms described in the applicable pricing supplement will supersede.

No Principal Protection

The principal amount of your investment is not protected. You may receive less, and possibly significantly less, than the amount you invested.  For notes with a buffer, you may lose a significant portion of your investment.  For notes with a knockout buffer and notes without a buffer, your entire principal amount is at risk and you may lose up to 100% of your investment.

Interest Payments

Unless otherwise specified in the applicable pricing supplement, the notes will not make any periodic interest payments prior to the maturity date.  Any return on the notes will be paid on the maturity date specified in the applicable pricing supplement.

Reference Asset

The principal, interest or any other amounts payable on the notes may be based on price movements in or other events relating to various financial indices or formulae or shares of exchange traded funds or non-financial indicators (each, a “reference asset”) as specified in the applicable pricing supplement.  In addition, we may offer notes linked to the performance of more than one reference asset.

Maturity Date

The applicable pricing supplement will specify the maturity date.  The maturity date may be postponed upon the occurrence of a market disruption event.

Payment at Maturity

Notes without a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes without a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%.  For example, if the reference return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.

Notes with a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes and the price or level of the reference asset in relation to the initial value and the buffer value, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of the note.

If the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value.  For example, if the buffer protects the first 10% of loss and the reference return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.

As used herein, the “reference return” is equal to the quotient of (i) the final value of the reference asset minus the initial value of the reference asset divided by (ii) the initial value of the reference asset.  The “upside participation rate,” if any, and the “maximum cap,” if any, will each have the meaning specified in the applicable pricing supplement.

We may also offer notes with a “knockout buffer,” in which the protection afforded by the buffer is contingent upon the price or level of the reference asset remaining above a “knockout value” on each day, or a set of predetermined dates, during the term of the notes as specified in the applicable pricing supplement.

Please see “Valuation of Notes – At Maturity” on page PS-7 for a description of notes with a knockout buffer, notes linked to a basket of reference assets and a more detailed description of the payment at maturity.  The applicable pricing supplement will specify whether the notes have a buffer, a knockout buffer, and any additional terms related to the particular offering.

Ranking

The notes will be our direct unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated debt, except such obligations as may be preferred by operation of law.

Listing

The notes will not be listed on any U.S. securities exchange or quotation system.

Investment in the notes involves risks.  You should refer to “Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this product supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC.
April 3, 2009

TABLE OF CONTENTS

PRODUCT SUPPLEMENT

NOTICE TO INVESTORS	PS-1
PRODUCT SUPPLEMENT SUMMARY	PS-1
RISK FACTORS	PS-4
PRICING SUPPLEMENT OVERVIEW	PS-7
VALUATION OF THE NOTES	PS-7
HYPOTHETICAL EXAMPLES	PS-10
SPECIFIC TERMS OF THE NOTES	PS-19
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PS-24
EVENTS OF DEFAULT AND ACCELERATION	PS-25
INFORMATION REGARDING THE REFERENCE ASSET AND REFERENCE ISSUERS	PS-25
CERTAIN ERISA CONSIDERATIONS	PS-25
VALIDITY OF THE NOTES	PS-25

i

NOTICE TO INVESTORS

Offers and sales of the notes are subject to restrictions in some jurisdictions.  The distribution of this product supplement, the prospectus supplement, the prospectus and any pricing supplement and the offer or sale of the notes in some other jurisdictions may be restricted by law.  You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  This product supplement, the prospectus supplement and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

PRODUCT SUPPLEMENT SUMMARY

This summary sets forth questions and answers highlighting information about the notes to help you understand the notes.  You should carefully read the entire prospectus, prospectus supplement, this product supplement, any relevant prospectus addendums and any accompanying pricing supplement to fully understand the terms of the notes and any reference asset, as well as the principal tax and other considerations that are important in deciding whether to invest in the notes.  You should also review the “Risk Factors” section on page PS-4 and in the prospectus supplement and the prospectus to determine whether an investment in the notes is appropriate.  The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this product supplement, the prospectus, the prospectus supplement, any relevant prospectus addendums and any applicable pricing supplement.  References to the “prospectus” mean our prospectus, dated April 2, 2009, and references to the “prospectus supplement” mean our prospectus supplement, dated April 3, 2009, which supplements the prospectus.

As used herein, references to “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

Are the notes principal protected?

No.  The notes do not guarantee any return of principal at maturity.

What will I receive upon maturity of the notes?

Unless otherwise specified in the applicable pricing supplement, on the maturity date specified in the applicable pricing supplement, you will receive an amount in cash equal to the cash settlement value, calculated as follows:

Notes without a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes without a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%.  For example, if the reference return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.

Notes with a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes and the price or level of the reference asset in relation to the initial value and the buffer value, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of the note.

If the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value.  For example, if the buffer protects the first 10% of loss and the reference return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.

Notes linked to a basket:

Unless otherwise specified in the relevant pricing supplement, for notes linked to more than one reference asset, the payment on the maturity date will be based on a basket return, calculated as follows:

The basket return equals the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.  The initial basket level will be set equal to 100 on the pricing date of the notes.  The final basket level will be equal to the sum of the product of the reference return for each reference asset multiplied by the weighting for such reference asset within the basket.

Notes with a knockout buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a knockout buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes and the price or level of the reference asset in relation to the initial value, the buffer value and the knockout value, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If a knockout event has not occurred and the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of the note.

If a knockout event has not occurred and the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value.  For example, if the buffer protects the first 10% of loss and the reference return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.

If a knockout event has occurred and the reference return is less than zero, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below zero.  For example, if the reference return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.

Unless otherwise specified in the relevant pricing supplement, a “knockout event” occurs if (i) for notes with intraday valuation, at any time during the observation period or on any observation date, as applicable, the reference value has declined below the knockout value, or (ii) for notes with daily valuation, on any scheduled trading day during the observation period or on any observation date, as applicable, the reference value, determined at the scheduled closing time (as defined herein) for the reference asset, is less than the knockout value.

The relevant pricing supplement will specify whether intraday valuation or daily valuation is applicable to the notes or, alternatively, may specify another method for monitoring the reference asset, such as monthly or quarterly valuation on “observation dates.”

Please see “Valuation of Notes – At Maturity” on page PS-7 for additional terms related to the notes and a more detailed description of the payment at maturity.  The applicable pricing supplement will specify whether the notes have a buffer, a knockout buffer, and any additional terms related to the particular offering.

Do the notes pay interest?

The notes will not make any periodic interest payments prior to the maturity date.  Any return on the notes will be paid on the maturity date specified in the applicable pricing supplement.

What are some of the risks of the notes?

An investment in the notes involves risks.  We urge you to read the “Risk Factors” section on page PS-4 below and in the prospectus supplement and the prospectus.

Who should consider purchasing the notes?

The notes are designed for investors who seek a potential return greater than that for ordinary debt securities, who are willing to accept the risk of investing in the reference asset, who are prepared to hold the notes until maturity and who believe that (a) between the initial valuation date and the final valuation date, inclusive, the price or level of the reference asset will increase; and (b) the final value of the reference asset will not be greater than the maximum cap, if any.  Because notes do not guarantee the return of your investment at maturity, the notes are designed for investors who are willing to forego principal protection on their notes.

The notes are designed for investors who do not seek principal protection, who are willing to accept the risks of investing in equities in general and the reference asset in particular, who do not seek an investment for which there will be an active secondary market and who are willing to hold the notes until maturity.  Because the notes include the risk of investing in equities, the notes are not designed for investors who prefer lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

What is the reference asset?

The specific reference asset will be described in the applicable pricing supplement.

Please note that an investment in the notes does not entitle you to any ownership or other interest in the reference asset or the reference sponsor or reference issuer, and you will not receive any payments in respect of dividends or other distributions that may be payable to actual holders of the reference asset.  The reference sponsor or reference issuer is not an affiliate of the issuer and is not involved in this offering in any way.  The obligations represented by the notes are debt obligations of us and are not obligations of the reference sponsor or reference issuer.

How does an investment in the notes differ from an investment in the reference asset?

By investing in the notes you will assume the risk that the reference return will be less than zero or less than the buffer value, as applicable, causing the payment at maturity to fall below the principal amount of the notes.  Much like an investment in the reference asset, you will be exposed to the risk of the decline in the price or level of the reference asset during the term of the notes.  For notes with a buffer, unlike an investment in the reference asset, you will be entitled to some level of principal protection to the extent that the reference return is not less than the buffer value and to the extent that no knockout event has occurred, if applicable.  However, for notes with a maximum cap, unlike an investment in the reference asset, you will not be entitled to benefit from any increase in the price or level of the reference asset over the maximum cap.  In addition, you will not be a beneficial owner of the reference asset and therefore will not be entitled to receive any dividends or similar amounts paid on the reference asset nor will you be entitled to purchase the reference asset by virtue of your ownership of the notes.  Moreover, you will not be entitled to any voting rights or other control rights that holders of the reference asset may have with respect to the reference issuer.  Instead you will be receiving a higher interest payment than would generally be paid on notes of HSBC USA, Inc. or an issuer with a comparable credit rating.

What about taxes?

For a complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations.”

RISK FACTORS

The notes are riskier than ordinary unsecured debt securities.  Prospective purchasers of the notes should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with their advisors of the suitability of the notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this product supplement, the prospectus supplement and the prospectus.  We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the notes.  You should not purchase the notes unless you understand and can bear these investment risks.

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement.  As you review “Risk Factors” in the accompanying prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”;

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”; and

•	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset,” as applicable.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

1)	The notes are not principal protected and you may lose some or all of your principal.

The notes are not principal protected. The notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount if the reference return is negative, in the case of notes without a buffer, or less than the buffer, in the case of notes with a buffer. In that event, you will lose 1% of the original principal amount for each percentage point that the reference return is below 0.00% or the buffer, as applicable.  Accordingly, you may lose some or all of your investment in the notes.

We cannot predict the final price or level of any reference asset on the final valuation date.

2)	Your gain on the notes at maturity, if any, may not reflect the full performance of the reference asset.

For notes with a maximum cap, your payment at maturity per note will not be greater than the amount equal to the principal amount plus the product of (i) the principal amount and (ii) the maximum cap. This means that the maximum possible return for each note is the maximum cap. Therefore, you may not have the benefit of full exposure to the positive performance of the reference asset if the product of the reference return multiplied by the upside participation rate is greater than the maximum cap.

3)	The notes will not be listed on any securities exchange or quotation system.

The notes will not be listed on any securities exchange or quotation system, and as a result, there may be little or no secondary market for the notes.  Subject to regulatory constraints, HSBC Securities (USA) Inc. or an affiliate has agreed to use reasonable efforts to make a market in the notes for so long as the notes are outstanding.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily, and you may only be able to sell your notes at a dollar price less than the amount that you paid for your notes.  HSBC Securities (USA) Inc. or any affiliate may cease acting as a market maker at any time and if it does, it is likely that there would be no secondary market for the notes.

4)	The notes will not make periodic interest payments.

As a holder of the notes, you will not receive periodic interest payments.  Any return on the notes will be paid on the maturity date specified in the applicable pricing supplement.

5)	Changes that affect the reference asset will affect the market value of the notes and the amount you will receive at maturity.

The policies of the publisher, sponsor or compiling authority for a reference asset (the “reference sponsor”) or the underlying index of a reference asset, as applicable, concerning additions, deletions and substitutions of the constituents included in a reference asset or the underlying index (as defined herein) of a reference asset, as applicable, and the manner in which a reference sponsor takes account of certain changes affecting those constituents included in the relevant reference asset or the underlying index of the relevant reference asset, as applicable, may affect the price or level of that reference asset.  The policies of the reference sponsor with respect to the calculation of the relevant reference asset or the underlying index of the relevant reference asset, as applicable, could also affect the price or level of that reference asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the relevant reference asset or the underlying index of the relevant reference asset, as applicable.  Any such actions could affect the value of the notes.

6)	No interest or dividend payments or voting rights.

The return on your notes may not reflect the return you would realize if you actually owned the stocks included in the reference asset or the underlying index of the reference asset, as applicable.  As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the stocks underlying the reference asset or the underlying index of the reference asset, as applicable, would have.

7)	Impact of commissions and hedging costs.

The original issue price of the notes includes the underwriting commissions and fees and HSBC’s cost of hedging its obligations under the notes through one or more of its affiliates. Such cost includes such affiliates’ expected cost of providing the hedge, as well as the profit these affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you will be able to sell the notes in secondary market transactions, if at all, will likely be lower than the original issue price.

8)	Potential conflict of interest.

HSBC and its affiliates may engage in business with the issuers or the stocks comprising the reference asset or the underlying index of the reference asset, as applicable, which may present a conflict between the obligations of HSBC and you, as a holder or the notes.  The calculation agent, who is the issuer of the notes, will determine the payment at maturity based on the observed price or level of the reference asset.  The calculation agent can postpone the determination of the final valuation date or the maturity date if a market disruption event (as defined herein) occurs and is continuing on the final valuation date.

9)	Potentially inconsistent research, opinions or recommendations by HSBC.

HSBC and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the notes.  Any such research, opinions or recommendations could affect the price or level of the reference asset or the price of the stocks included in the reference asset or the underlying index of the reference asset, as applicable, and therefore, the market value of the notes.

10)	Credit of issuer.

The notes are senior unsecured debt obligations of the issuer, HSBC USA Inc. and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the notes, depends on the ability of HSBC USA Inc. to satisfy its obligations as they come due.  As a result, the actual and perceived creditworthiness of HSBC USA Inc. may affect the market value of the notes and, in the event HSBC USA Inc. were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

11)	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of the notes.  Under one approach, the notes should be treated as pre-paid forward or other executory contracts with respect to the reference asset.  We intend to treat the notes consistent with this approach.  Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes, and in the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, it is reasonable to treat the notes in accordance with this approach.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to notes that are treated as pre-paid cash-settled forward or other executory contracts.

Certain of the entities included in the reference asset could be treated as “real estate investment trusts” (“REITs”), partnerships, trusts, or “passive foreign investment companies” (“PFICs”) for U.S. federal income tax purposes, or otherwise as “pass-thru entities” for purposes of section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case it is possible that the note will be subject to the “constructive ownership” rules of section 1260 of the Code.  If so, the portion of any gain that relates to a pass-thru entity that would otherwise be treated as long-term capital gain recognized on the sale, exchange, maturity, or other taxable disposition of the notes could be treated as ordinary income and subject to an interest charge.

Because of the uncertainty regarding the tax treatment of the notes, we urge you to consult your tax advisor as to the tax consequences of your investment in a note.  For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations.”

12)	Risks relating to the reference asset.

The notes are subject to the risks of any investment in common stocks, including the risk that the prices of the stocks may decline.  Any of the following factors may have a negative effect on the value of any reference asset and thus adversely affect the trading value of the notes or the amount that you may receive at maturity.  The following is a list of some of the significant risks associated with a reference asset:

•
Historical performance of any reference asset does not indicate future performance of such reference asset.  It is impossible to predict whether the price or level of any reference asset will rise or fall during the term of the notes; and

•
The price or level of any reference asset will be influenced by political, economic, financial, market and other factors.  It is impossible to predict what effect these factors will have on the price or level of any reference asset.

Additional Risks Related to Notes Linked to the Performance of Exchange Traded Funds

13)	The value of shares of a reference asset that is an exchange traded fund (“ETF”) may not completely track the level of the index that underlies the reference asset (the “underlying index”).

Although the trading characteristics and valuations of shares of a reference asset that is an ETF will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such reference asset may not completely track the level of the underlying index.  The value of a reference asset that is an ETF may reflect transaction costs and fees incurred or imposed by the issuer of the ETF (the “reference issuer”) that are not included in the calculation of the underlying index.  Additionally, because such reference asset may not actually hold all of the stocks that comprise the underlying index but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, the reference asset may not fully replicate the performance of the underlying index.

14)	Investments in notes linked to reference assets that are ETFs may involve industry concentration risks.

The stocks included in an underlying index may be stocks of companies representing a particular market sector.  As a result, an investment in the notes will be concentrated in this single sector.  Although an investment in the notes will not give noteholders any ownership or other direct interests in the stocks comprising the relevant underlying index, the return on an investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market sector represented by the relevant underlying index.

Additional Risks Related to Notes with a Knockout Buffer

15)	The protection provided by the knockout buffer may terminate during the term of the notes.

If the reference value declines below the knockout value on any relevant scheduled trading day during the observation period, you will be fully exposed to any depreciation in the value of any reference asset at maturity.  Under these circumstances, if the final value is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%.  As a result, if you invest in notes with a knockout buffer, you may lose up to 100% of your investment.

Additional Risks Related to Notes Linked to a Basket of Reference Assets (each such reference asset, a “basket component”)

16)	Changes in the prices or levels of the basket components may offset each other.

If the notes are linked to a basket composed of basket components, then at a time when the price or level of one or more of the  basket components increases, the price or level of one or more of the other basket components may not increase by the same amount or may even decline.  Therefore, in calculating the basket return, increases in the prices or levels of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the prices or levels of one or more of the other basket components.

PRICING SUPPLEMENT OVERVIEW

The pricing supplement for each offering of notes will contain the detailed information and terms with respect to that particular offering.  The pricing supplement also may supplement, update or change information contained in this product supplement, the prospectus supplement and the prospectus.  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the prospectus or prospectus supplement, the terms described in the applicable pricing supplement will supersede.  Any pricing supplement should be read along with this product supplement, the prospectus supplement and the prospectus.  It is important that you consider all of the information in the pricing supplement, this product supplement, the prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement.  The following is a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	agents’ commission or discount, if any,

•	reference asset and reference sponsor or reference issuer,

•	ticker symbol of reference asset,

•	initial valuation date,

•	issue date,

•	final valuation date,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement,

•	initial value of reference asset,

•	maximum cap, if any,

•	upside participation rate,

•	buffer, if any,

•	knockout buffer, if any,

•	observation period or observation dates, as applicable, and whether then notes will have intraday valuation,

•	CUSIP number,

•	ISIN, and

•	any other applicable terms.

VALUATION OF THE NOTES

At Maturity

Unless otherwise specified in the applicable pricing supplement, on the maturity date specified in the applicable pricing supplement, you will receive an amount in cash equal to the cash settlement value, calculated as follows:

Notes without a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes without a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below 0.00%.  For example, if the reference return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.

Notes with a buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes and the price or level of the reference asset in relation to the initial value and the buffer value, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of the note.

If the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value.  For example, if the buffer value is equal to 90% of the initial value and the reference return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.

As used herein, the “reference return” is equal to the quotient of (i) the final value of the reference asset minus the initial value of the reference asset divided by (ii) the initial value of the reference asset.  The “upside participation rate,” if any, and the “maximum cap,” if any, will each have the meaning specified in the applicable pricing supplement.

Notes linked to a basket:

Unless otherwise specified in the relevant pricing supplement, for notes linked to more than one reference asset, the payment on the maturity date will be based on a basket return in place of the reference return, where the basket return is calculated as follows:

The basket return equals the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.  The initial basket level will be set equal to 100 on the pricing date of the notes.  The final basket level will be equal to the sum of the product of the reference return for each reference asset multiplied by the weighting for such reference asset within the basket.

As used herein, the weighting of each reference asset within the basket will be specified in the applicable pricing supplement.

Notes with a knockout buffer:

Unless otherwise specified in the relevant pricing supplement, for notes with a knockout buffer, the amount you will receive on the maturity date is based on the change in the price or level of the reference asset over the term of the notes and the price or level of the reference asset in relation to the initial value, the buffer value and the knockout value, as described below:

If the reference return is greater than or equal to zero, you will receive an amount on the maturity date, per note, equal to (1) the principal amount of the note plus (2) the lesser of:

(i) the product of (a) the principal amount of the note multiplied by (b) the reference return multiplied by the upside participation rate, if any; and

(ii) the product of (a) the principal amount of the note multiplied by (b) the maximum cap, if any.

If a knockout event has not occurred and the reference return is less than zero but greater than or equal to the buffer value, you will receive the principal amount of the note.

If a knockout event has not occurred and the reference return is less than the buffer value, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below the buffer value.  For example, if the buffer value is equal to 90% of the initial value and the reference return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.

If a knockout event has occurred and the reference return is less than zero, you will lose 1% of the principal amount of your notes for each percentage point that the reference return is below zero.  For example, if the reference return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.

For notes with a knockout buffer, the protection provided by the knockout buffer will terminate and you will lose some or all of your investment at maturity if the final value is less than the initial value and a knockout event has occurred.

Knockout Event:

Unless otherwise specified in the relevant pricing supplement, a “knockout event” occurs if (i) for notes with intraday valuation, at any time during the observation period or on any observation date, as applicable, the reference value has declined below the knockout value, or (ii) for notes with daily valuation, on any scheduled trading day during the observation period or on any observation date, as applicable, the reference value, determined at the scheduled closing time (as defined herein) for the reference asset, is less than the knockout value.

The relevant pricing supplement will specify whether intraday valuation or daily valuation is applicable to the notes or, alternatively, may specify another method for monitoring the reference asset, such as monthly or quarterly valuation on “observation dates.”

You may lose some or all of your investment if you invest in the notes.

Key Terms:

Reference Return:	The quotient of (i) the final value of the reference asset minus the initial value of the reference asset divided by (ii) the initial value of the reference asset.

Initial Value:	The reference value on the trade date, as determined by the calculation agent and specified in the applicable pricing supplement.

Final Value:	The reference value on the final valuation date, as determined by the calculation agent in a manner specified in the applicable pricing supplement.

Reference Value:	The price or level, as applicable, of the reference asset, as determined by the calculation agent in a manner described in the applicable pricing supplement.

Buffer Value:	As specified in the applicable pricing supplement.

Knockout Value:	As specified in the applicable pricing supplement.

Basket Return:	The quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

Initial Basket Level:	Set equal to 100 on the trade date, unless otherwise specified in the applicable pricing supplement.

Final Basket Level:
The level of the basket on the final valuation date, equal to the sum of the product of the reference return for each reference asset multiplied by the weighting for such reference asset within the basket.

Upside Participation Rate:	As specified in the applicable pricing supplement.

Maximum Cap:	As specified in the applicable pricing supplement.

Observation Period:	The period beginning on, and including, the trade date and ending on, and including, the final valuation date.

Pricing Date:	As specified in the applicable pricing supplement.

Trade Date:	As specified in the applicable pricing supplement.

Final Valuation Date:	As specified in the applicable pricing supplement.

Maturity Date:	As specified in the applicable pricing supplement.

Prior to Maturity

The market value of the notes will be affected by a number of interrelated factors including, but not limited to, the price or level of the reference asset in relation to the initial value and the buffer, supply and demand, the volatility of the reference asset, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of HSBC USA Inc. You should understand that the market value of the notes is driven by a range of interrelated factors and that while the price or level of the reference asset is an important variable, it cannot be used as the sole measure to approximate the value of this investment.  You should not use any single variable to approximate the value of this investment.

HYPOTHETICAL EXAMPLES

The following examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price or level of the reference asset and the payment at maturity of the notes.  We cannot predict the final price or level of the reference asset on the final valuation date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical initial value of the reference asset used in the illustrations below is not the actual initial value of the reference asset of any note.  In addition, the examples assume that the reference asset has no dividend yield.  You should not take these examples as an indication or assurance of the expected performance of the reference asset.

Notes without a Buffer:

The following examples indicate how the cash settlement value would be calculated with respect to a hypothetical $1,000 investment in enhanced market participation notes without a buffer.  These examples assume the notes are held to maturity, a initial value of 100.00, a maximum cap of 25.00% and an upside participation rate of 300%.

Assumptions:

Principal amount of note:	$1,000.00

Initial value of the reference asset:	100.00

Maximum Cap:	25.00%

Upside Participation Rate:	300%

Example 1:  The reference return is positive over the term of the notes, and the product of the reference return multiplied by the upside participation rate is greater than the maximum cap.

Reference Asset
Initial value	100.00
Final value	110.00
Reference Return	10.00%
Reference Return x Upside Participation Rate:	30.00%
Maximum Cap:	25.00%
Cash Settlement Value:	$1,250.00

Here, the reference return is 10.00%.

Because the reference return is positive, the cash settlement value equals the principal amount of the note plus the lesser of (1) the product of (a) the principal amount multiplied by (b) the reference return multiplied by the upside participation rate and (2) the product of (a) the principal amount multiplied by (b) the maximum cap.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000.00 plus (a) $1,000.00 multiplied by (b) 25.00%.  Therefore, the notes would pay $1,250.00 at maturity.

Example 1 shows that you are assured the return of your principal investment when the final value is greater than the initial value for the reference asset.  Example 1 also illustrates that if the product of the reference return multiplied by the upside participation rate exceeds the stated maximum cap, your return on the notes will be limited to the stated maximum cap.

Example 2:  The reference return is positive over the term of the notes and is greater than the maximum cap.

Reference Asset
Initial value	100.00
Final value	110.00
Reference Return	32.00%
Reference Return x Upside Participation Rate:	96.00%
Maximum Cap:	25.00%
Cash Settlement Value:	$1,250.00

Here, the reference return is 32.00%.

Because the reference return is positive, the cash settlement value equals the principal amount of the note plus the lesser of (1) the product of (a) the principal amount multiplied by (b) the reference return multiplied by the upside participation rate and (2) the product of (a) the principal amount multiplied by (b) the maximum cap.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000.00 plus (a) $1,000.00 multiplied by (b) 25.00%.  Therefore, the notes would pay $1,250.00 at maturity.

Example 2 shows that you are assured the return of your principal investment when the final value is greater than the initial value for the reference asset.  Example 2 also illustrates that if the reference return is greater than the stated maximum cap, your return on the notes will be limited to the stated maximum cap.

Example 3:  The reference return is positive over the term of the notes, and the product of the reference return multiplied by the upside participation rate is less than the maximum cap.

Reference Asset
Initial value	100.00
Final value	104.00
Reference Return	4.00%
Reference Return x Upside Participation Rate:	12.00%
Maximum Cap:	25.00%
Cash Settlement Value:	$1,120.00

Here, the reference return is 4.00%.

Because the reference return is positive, the cash settlement value equals the principal amount of the note plus the lesser of (1) the product of (a) the principal amount multiplied by (b) the reference return multiplied by the upside participation rate and (2) the product of (a) the principal amount multiplied by (b) the maximum cap.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 4.00% multiplied by 300.00%.  Therefore, the notes would pay $1,120.00 at maturity.

Example 3 illustrates how a positive reference return is magnified by the leverage provided by the upside participation rate until the maximum cap is reached.

Example 4:  The reference return is negative over the term of the notes.

Reference Asset
Initial value	100.00
Final value	95.00
Reference Return:	-5.00%
Cash Settlement Value:	$950.00

Here, the reference return is -5.00%.

Because the reference return is negative, the cash settlement value results in 1.00% of principal loss for each percentage point that the reference return falls below 0.00%.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000 multiplied by 95.00%.  Therefore, the cash settlement value would be $950.00.

Example 4 shows that a significant negative reference return may result in loss of up to 100% of your investment in the notes.

Sensitivity Analysis – Hypothetical payment at maturity for each $10,000 principal amount of notes.

The table below illustrates the payment at maturity (including, where relevant, the payment in respect of the reference return) on a $10,000 investment in enhanced market participation notes without a buffer for a hypothetical range of performance for the reference return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the reference asset or return of the notes.

Assumptions:

• Principal Amount:	$10,000

• Upside Participation Rate:	300.00%

• Maximum Cap:	25.00%

Reference Return	Upside Participation Rate	Return on the Notes (%)	Payment at Maturity
100.00%	300.00%	25.00%	$12,500
90.00%	300.00%	25.00%	$12,500
80.00%	300.00%	25.00%	$12,500
70.00%	300.00%	25.00%	$12,500
60.00%	300.00%	25.00%	$12,500
50.00%	300.00%	25.00%	$12,500
40.00%	300.00%	25.00%	$12,500
30.00%	300.00%	25.00%	$12,500
20.00%	300.00%	25.00%	$12,500
10.00%	300.00%	25.00%	$12,500
5.00%	300.00%	15.00%	$11,500
0.00%	N/A	0.00%	$10,000
-5.00%	N/A	-5.00%	$9,500
-10.00%	N/A	-10.00%	$9,000
-20.00%	N/A	-20.00%	$8,000
-30.00%	N/A	-30.00%	$7,000
-40.00%	N/A	-40.00%	$6,000
-50.00%	N/A	-50.00%	$5,000
-60.00%	N/A	-60.00%	$4,000
-70.00%	N/A	-70.00%	$3,000
-80.00%	N/A	-80.00%	$2,000
-90.00%	N/A	-90.00%	$1,000
-100.00%	N/A	-100.00%	$0

Notes with a Buffer:

The following examples indicate how the cash settlement value would be calculated with respect to a hypothetical $1,000 investment in enhanced market participation notes with a buffer.  These examples assume the notes are held to maturity, an initial value of 100.00, a maximum cap of 25.00%, an upside participation rate of 300% and that if the reference return is below -20.00%, investors will lose 1.00% of the principal amount of their notes for each percentage point that the reference return is below -20.00%.

Assumptions:

Principal amount of note:	$1,000.00

Initial value of the reference asset:	100.00

Maximum Cap:	25.00%

Upside Participation Rate:	300%

Buffer:	20%

Buffer Value:	800.00, representing 80.00% of the initial value

Example 1:  The reference return is positive over the term of the notes, and the product of the reference return multiplied by the upside participation rate is greater than the maximum cap.

Reference Asset
Initial value	100.00
Final value	110.00
Reference Return	10.00%
Reference Return x Upside Participation Rate:	30.00%
Maximum Cap:	25.00%
Cash Settlement Value:	$1,250.00

Here, the reference return is 10.00%.

Because the reference return is greater than 0.00%, the cash settlement value equals the principal amount of the note plus the lesser of (1) the product of (a) the principal amount multiplied by (b) the reference return multiplied by the upside participation rate and (2) the product of (a) the principal amount multiplied by (b) the maximum cap.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000.00 plus (a) $1,000.00 multiplied by (b) 25.00%.  Therefore, the notes would pay $1,250.00 at maturity.

Example 1 shows that you are assured the return of your principal investment when the final value is greater than the initial value for the reference asset.  Example 1 also illustrates that if the product of the reference return multiplied by the upside participation rate exceeds the stated maximum cap, your return on the notes will be limited to the stated maximum cap.

Example 2:  The reference return is positive over the term of the notes, and the product of the reference return multiplied by the upside participation rate is less than the maximum cap.

Reference Asset
Initial value	100.00
Final value	104.00
Reference Return	4.00%
Reference Return x Upside Participation Rate:	12.00%
Maximum Cap:	25.00%
Cash Settlement Value:	$1,120.00

Here, the reference return is 4.00%.

Because the reference return is greater than 0.00%, the cash settlement value equals the principal amount of the note plus the lesser of (1) the product of (a) the principal amount multiplied by (b) the reference return multiplied by the upside participation rate and (2) the product of (a) the principal amount multiplied by (b) the maximum cap.  Accordingly, at maturity, the cash settlement value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 4.00% multiplied by 300.00%.  Therefore, the notes would pay $1,120.00 at maturity.

Example 2 illustrates how a positive reference return is magnified by the leverage provided by the upside participation rate until the maximum cap is reached.

Example 3:  The reference return is moderately negative over the term of the notes.

Reference Asset
Initial value	100.00
Final value	90.00
Reference Return:	-10.00%
Cash Settlement Value:	$1,000.00

Here, the reference return is -10.00%.

Because the reference return is between 0.00% and -20.00%, inclusive, you will receive a cash settlement value equal to the principal amount of the notes.  Accordingly, the cash settlement value in this example would equal $1,000.

Example 3 shows that you are assured the return of your principal investment where the price or level of the reference asset declines by no more than 20.00% over the term of the notes.  Nonetheless, the receipt of only the principal amount at maturity may be less than the rate that you would have received from a conventional debt security.

Example 4:  The reference return is significantly negative over the term of the notes.

Reference Asset
Initial value	100.00
Final value	50.00
Reference Return:	-50.00%
Cash Settlement Value:	$700.00

Here, the reference return is -50.00%.

Because the reference return is less than -20.00%, you would lose 1.00% of the principal amount of your notes for each percentage point that the reference return is below -20.00%.  Accordingly, at maturity, the cash settlement value would be equal to $700.00, and you would suffer a loss of 30.00% of your principal amount.

Example 4 shows that you may lose up to 80.00% of the principal amount of your notes if the reference return is less than -20.00%.

Notes with a Knockout Buffer:

The following examples indicate how the cash settlement value would be calculated with respect to a hypothetical $1,000 investment in enhanced market participation notes with a buffer and a knockout buffer.  These examples assume the notes are held to maturity, an initial value of 100.00, a maximum cap of 25.00%, an upside participation rate of 300%, a buffer of 20.00%, a knockout buffer of 25.00% and that if the reference return is below -20.00%, investors will lose 1.00% of the principal amount of their notes for each percentage point that the reference return is below -20.00%.

Assumptions:

Principal amount of note:	$1,000.00

Initial value of the reference asset:	100.00

Maximum Cap:	25.00%

Upside Participation Rate:	300%

Buffer:	20.00%

Knockout Buffer:	25.00%

Knockout Value:	75.00 (equal to 75.00% of the Initial Value)

Example 1:  The reference return is moderately negative over the term of the notes and a knockout event has not occurred.

Reference Asset
Initial value	100.00
Final value	90.00
Reference Return:	-10.00%
Cash Settlement Value:	$1,000.00

Here, the reference return is -10.00%.

Because a knockout event has not occurred and the reference return is between 0.00% and -20.00%, inclusive, you will receive a cash settlement value equal to the principal amount of the notes.  Accordingly, the cash settlement value in this example would equal $1,000.

Example 1 shows that you are assured the return of your principal investment where the level of the reference asset declines by no more than 20.00% over the term of the notes and no knockout event has occurred.  Nonetheless, the receipt of only the principal amount at maturity may be less than the rate that you would have received from a conventional debt security.  Example 1 also shows that you are assured the protection of the buffer is the reference value never declines below the knockout value during the term of the notes.

Example 2:  The reference return is moderately negative over the term of the notes and a knockout event has occurred.

Reference Asset
Initial value	100.00
Final value	90.00
Reference Return:	-10.00%
Cash Settlement Value:	$900.00

Here, the reference return is -10.00%.

In this example, the reference return is between 0.00% and -20.00%.  However, a knockout event has occurred, meaning that on at least one scheduled trading day during the observation period, the reference value declined below the knockout value of 75.00.  Because a knockout event occurred and the reference return is less than zero, you would lose 1.00% of the principal amount of your notes for each percentage point that the reference return is less than zero.  Accordingly, at maturity, the cash settlement value would be equal to $900.00, and you would suffer a loss of 10.00% of your principal amount.

Example 2 shows that you may lose up to 100.00% of the principal amount of your notes if a knockout event occurs.

Sensitivity Analysis – Hypothetical payment at maturity for each $10,000 principal amount of notes.

The table below illustrates the payment at maturity (including, where relevant, the payment in respect of the reference return) on a $10,000 investment in enhanced market participation notes with a buffer and a knockout buffer for a hypothetical range of performance for the reference return from -100% to +100%.  The following results are based solely on the assumptions outlined below.  You should consider carefully whether the notes are suitable to your investment goals.  The numbers appearing in the table below have been rounded for ease of analysis.  You should not take the below illustration as an indication or assurance of the expected performance of the reference asset or return of the notes.

Assumptions:

• Principal Amount:	$10,000

• Upside Participation Rate:	300.00%

• Maximum Cap:	25.00%

• Buffer:	20.00%

Reference return	Upside Participation Rate	No Knockout Event Occurs		A Knockout Event Occurs
		Return on the Notes (%)	Payment at Maturity	Return on the Notes (%)	Payment at Maturity
100.00%	300.00%	25.00%	$12,500	25.00%	$12,500
90.00%	300.00%	25.00%	$12,500	25.00%	$12,500
80.00%	300.00%	25.00%	$12,500	25.00%	$12,500
70.00%	300.00%	25.00%	$12,500	25.00%	$12,500
60.00%	300.00%	25.00%	$12,500	25.00%	$12,500
50.00%	300.00%	25.00%	$12,500	25.00%	$12,500
40.00%	300.00%	25.00%	$12,500	25.00%	$12,500
30.00%	300.00%	25.00%	$12,500	25.00%	$12,500
20.00%	300.00%	25.00%	$12,500	25.00%	$12,500
10.00%	300.00%	25.00%	$12,500	25.00%	$12,500
5.00%	300.00%	15.00%	$11,500	15.00%	$11,500
0.00%	N/A	0.00%	$10,000	0.00%	$10,000
-5.00%	N/A	0.00%	$10,000	-5.00%	$9,500
-10.00%	N/A	0.00%	$10,000	-10.00%	$9,000
-20.00%	N/A	0.00%	$10,000	-20.00%	$8,000
-30.00%	N/A	-10.00%	$9,000	-30.00%	$7,000
-40.00%	N/A	-20.00%	$8,000	-40.00%	$6,000
-50.00%	N/A	-30.00%	$7,000	-50.00%	$5,000
-60.00%	N/A	-40.00%	$6,000	-60.00%	$4,000
-70.00%	N/A	-50.00%	$5,000	-70.00%	$3,000
-80.00%	N/A	-60.00%	$4,000	-80.00%	$2,000
-90.00%	N/A	-70.00%	$3,000	-90.00%	$1,000
-100.00%	N/A	-80.00%	$2,000	-100.00%	$0

The notes are intended to be long term investments and, as such, should be held to maturity. They are not intended to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity may be at a substantial discount from the principal amount of the notes, even in cases where the price or level of the reference asset has appreciated since the pricing date of the notes. The potential returns described here assume that your notes are held to maturity.

SPECIFIC TERMS OF THE NOTES

The notes are part of a series of debt securities entitled “Notes, Series 1” (the “medium-term notes”) that we may issue under the senior debt indenture, dated March 31, 2006, between HSBC USA Inc. and Deutsche Bank Trust Company Americas (as trustee) from time to time. This product supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” in the prospectus supplement. The terms described here (i.e., in this product supplement) supplement those described in the prospectus supplement and prospectus and, if the terms described here are inconsistent with those described in those documents, the terms described herein are controlling.

Please note that the information about the price to public and net proceeds to us in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

Your payment at maturity for each note you hold is discussed above under “Valuation of the Notes – At Maturity.”

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date and Final Valuation Date” below, the related payment of principal will be made on the postponed or extended maturity date.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000, increased in multiples of $1,000.

Maturity Date and Final Valuation Date

If the maturity date stated in the applicable pricing supplement is not a business day, the amounts payable at maturity will be paid on the next following business day.  Unless otherwise specified in the applicable pricing supplement, the maturity date shall be three business days after the final valuation date.  If the stated final valuation date as specified in the applicable pricing supplement occurs on a day that is not a scheduled trading day (as defined below), the final valuation date shall be the first succeeding scheduled trading day.  The calculation agent may postpone the final valuation date – and therefore the maturity date – if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.  We describe market disruption events under “Market Disruption Events.”

Business Day

A “business day” shall be any day other than a Saturday or Sunday, on which banking institutions in the city of New York are not authorized or obligated by law or executive order to be closed.

Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date and Final Valuation Date” above.

Calculation Agent

Unless otherwise specified in the applicable pricing supplement, HSBC Bank USA, National Association, will act as calculation agent.  See also “Description of the Notes – Open Market Purchases – Calculation Agent and Calculations” in the prospectus supplement.

We may change the calculation agent after the issue date without notice.

Market Disruption Events

The following applies to reference assets that are indices:

If the final valuation date is not a scheduled trading day with respect to an index, then the final valuation date with respect to that index will be the next day that is a scheduled trading day with respect to that index.  If a market disruption event (as defined below) exists for an index on the final valuation date, then such final valuation date for that index will be the next scheduled trading day for which there is no market disruption event with respect to that index.  If a market disruption event exists with respect to the final valuation date for an index on five consecutive scheduled trading days, then that fifth scheduled trading day will be the final valuation date for that index, and the final value of that index will be determined by means of the formula for and method of calculating that index which applied just prior to the market disruption event, using the relevant exchange traded or quoted price of each stock in that index (or a good faith estimate of the value of a security in that index which is itself the subject of a market disruption event).  For the avoidance of doubt, if no market disruption event exists with respect to an index on the final valuation date for that index, the determination of that index’s final value will be made on the originally scheduled final valuation date, irrespective of the existence of a market disruption event with respect to one or more other reference assets.  If the final valuation date for any index is postponed, then the maturity date will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

“Market disruption event” means, with respect to an index, any scheduled trading day on which any relevant exchange or related exchange fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i)           Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges or otherwise, (A) relating to any component security included in the reference asset or (B) in futures or options contracts relating to the reference asset on any related exchange; or

(ii)           Any event (other than any event described in (iii) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in, or obtain market values for any component security included in the reference asset or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the reference asset on any relevant related exchange; or

(iii)           The closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time (unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the exchange and (ii) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day).

“Related exchange” means, with respect to an index, each exchange or quotation system or any successor or temporary substitute for such exchange or quotation system (provided the calculation agent has determined, for a substitute exchange or quotation system, that liquidity on such substitute is comparable to liquidity on the original related exchange) where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the reference asset.

“Relevant exchange” means, with respect to an index, the primary exchange or quotation system for any security then included in the reference asset.

“Scheduled closing time” means the scheduled weekday closing time of the relevant exchange or related exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means any day on which all of the relevant exchanges and related exchanges are scheduled to be open for trading for their respective regular trading sessions.

The following applies to reference assets that are ETFs:

If the final valuation date is not a scheduled trading day with respect to an ETF, then the final valuation date with respect to that ETF will be the next day that is a scheduled trading day with respect to that ETF.  If a market disruption event (as defined below) exists for an ETF on the final valuation date, then such final valuation date for that ETF will be the next scheduled trading day for which there is no market disruption event with respect to that ETF.  If a market disruption event exists with respect to the final valuation date for an ETF on five consecutive scheduled trading days, then that fifth scheduled trading day will be the final valuation date, and the calculation agent will determine the final value of the ETF on that date in good faith and in its sole discretion using its estimate of the exchange traded price for the ETF that would have prevailed but for that market disruption event.  For the avoidance of doubt, if no market disruption event exists with respect to an ETF on the final valuation date for that ETF, the determination of that ETF’s final value will be made on the originally scheduled final valuation date, irrespective of the existence of a market disruption event with respect to one or more other reference assets.  If the final valuation date for any ETF is postponed, then the maturity date will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

“Market disruption event” means, with respect to an ETF, any scheduled trading day on which any relevant exchange or related exchange for such ETF fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i)           Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges for such ETF or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchanges or related exchanges or otherwise, (A) relating to shares of the reference asset, (B) relating to any security included in the underlying index of the reference asset or (C) in futures or options contracts relating to the reference asset or the underlying index of the reference asset, on any related exchange; or

(ii)           Any event (other than any event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for shares of the reference asset, (B) to effect transactions in, or obtain market values for any security included in the underlying index of the reference asset, or (C) to effect transactions in, or obtain market values for, futures or options contracts relating to the reference asset or the underlying index of the reference asset on any relevant related exchange; or

(iii)           The closure on any scheduled trading day of any relevant exchange relating to shares of the ETF or relating to any security included in the underlying index of the ETF or any related exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on the exchange and (B) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day.

“Related exchange” means, with respect to an ETF, each exchange or quotation system or any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the reference asset or the underlying index of the reference asset has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the reference asset or the underlying index of the reference asset on such temporary substitute exchange or quotation system as on the original related exchange) on which futures or options contracts relating to the reference asset or the underlying index of the reference asset are traded where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the reference asset or the underlying index.

“Relevant exchange” means, with respect to an ETF, any exchange on which shares of the ETF or securities then included in the underlying index of the ETF trade, where such trading has a material effect (as determined by the calculation agent) on the overall market for trading of such securities.

“Scheduled closing time” means the scheduled weekday closing time of the relevant exchange or related exchange, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means any day on which all of the relevant exchanges and related exchanges are scheduled to be open for trading for their respective regular trading sessions.

Discontinuance or Modification of a Reference Asset that is an Index

If a reference sponsor (as defined in the applicable pricing supplement) discontinues publication of or otherwise fails to publish a reference asset that is an index on any day on which the reference asset is scheduled to be published and the reference sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (the comparable index, the “successor index”), then that successor index will be deemed to be the reference asset for all purposes relating to the notes, including for purposes of determining whether a market disruption event exists.  Upon any selection by the calculation agent of a successor index, the calculation agent will furnish written notice to us and the holders of the notes.

If the reference asset is discontinued or if the reference sponsor fails to publish the reference asset and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the reference value using the same general methodology previously used by the reference sponsor.  The calculation agent will continue to make that determination until the earlier of (i) the final valuation date or (ii) a determination by the calculation agent that the reference asset or a successor index is available.  In that case, the calculation agent will furnish written notice to us and the holders of the notes.

If at any time the method of calculating the reference asset or a successor index, or the level thereof, is changed in a material respect, or if the reference asset or a successor index is in any other way modified so that, in the determination of the calculation agent, the level of the reference asset or successor index does not fairly represent the level of the reference asset or successor index that would have prevailed had those changes or modifications not been made, then the calculation agent will make the calculations and adjustments as may be necessary in order to determine a level comparable to the level that would have prevailed had those changes or modifications not been made.  If, for example, the method of calculating the reference asset or a successor index is modified so that the level of the reference asset or successor index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the reference asset or successor index in order to arrive at a level of the reference asset or successor index as if it had not been modified.  In that case, the calculation agent will furnish written notice to us and the holders of the notes.

Notwithstanding these alternative arrangements, discontinuance of the publication of the reference asset may adversely affect the value of, and trading in, the notes.

Share Delisting or Suspension of Trading in the Shares of an ETF; Termination of an ETF; and Discontinuation of the Underlying Index of an ETF

A delisting shall be deemed to have occurred if, at any time during the period from and including the issue date to and including the final valuation date, the relevant exchange announces that pursuant to the rules of such exchange, the reference asset ceases (or will cease) to be listed, traded or publicly quoted on the relevant exchange for any reason (other than a merger event or tender offer) and are not immediately re-listed, re-traded or re-quoted on a U.S. exchange or quotation system.  The effective date of such delisting shall be the date of the announcement of delisting by the relevant exchange.

If the shares of the reference asset are delisted from, or trading of shares of the reference asset is suspended on, the relevant exchange and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the calculation agent determines, in its sole discretion, to be comparable to the shares of the reference asset (any such trading successor or substitute securities, the “successor shares”), such successor shares will be deemed to be the reference asset for all purposes relating to the notes, including for purposes of determining whether a market disruption event exists.  Upon any selection by the calculation agent of successor shares, the calculation agent will cause notice thereof to be furnished to us and the trustee and we will provide notice thereof to the registered holders of the notes.

If the shares of the reference asset are delisted from, or trading of the shares of the reference asset is suspended on, the relevant exchange and successor shares that the calculation agent determines to be comparable to the shares of the reference asset are not listed or approved for trading on a major U.S. exchange or market, a successor or substitute security will be selected by the calculation agent, and such successor or substitute security will be deemed to be such reference asset for all purposes relating to the notes, including for purposes of determining whether a market disruption event exists.  Upon any selection by the calculation agent of successor or substitute securities, the calculation agent will cause notice thereof to be furnished to us and the trustee and we will provide notice thereof to the registered holders of the notes.

If the reference asset is liquidated or otherwise terminated (a “termination event”), the final value of the shares of the reference asset on the final valuation date will be determined by the calculation agent in accordance with the general procedures last used to calculate the underlying index of the reference asset prior to any such termination event. The calculation agent will cause notice of the termination event and calculation of the final value as described above to be furnished to us and the trustee and we will provide notice thereof to registered holders of the notes.

If a termination event has occurred with respect to the reference asset and the underlying index sponsor discontinues publication of the underlying index and if the underlying index sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the underlying index, then the level of the underlying index will be determined by reference to the level of that comparable index, which we refer to as a “successor underlying index.”  Upon any selection by the calculation agent of a successor underlying index, the calculation agent will cause notice to be furnished to us and the trustee and we will provide notice thereof of the selection of the successor underlying index to the registered holders of the notes.

If a termination event has occurred and the underlying index sponsor discontinues publication of the underlying index and a successor underlying index is not selected by the calculation agent or is no longer published from the date of the termination event up to and including the final valuation date, the level to be substituted for the underlying index on the final valuation date will be a level computed by the calculation agent for that date in accordance with the procedures last used to calculate the underlying index prior to any such discontinuance.

If a successor underlying index is selected or the calculation agent calculates a level as a substitute for the underlying index as described above, the successor underlying index or level, as the case may be, will be substituted for the underlying index for all purposes, including for purposes of determining whether a market disruption event occurs.

All determinations made by the calculation agent will be at the discretion of the calculation agent and will be conclusive for all purposes and binding on the holder of notes, absent manifest error.

Merger Event and Tender Offer With Respect to an ETF

A “merger event” shall mean, in respect of a reference asset that is an ETF, any (i) reclassification or change of the shares of the reference asset that results in a transfer of or an irrevocable commitment to transfer all shares of the reference asset outstanding, or (ii) consolidation, amalgamation or merger of the reference issuer with or into another entity (other than a consolidation, amalgamation or merger of the reference issuer with or into another entity and which does not result in any such reclassification or change of all shares of the reference asset) or (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the reference asset that results in a transfer of or an irrevocable commitment to transfer all shares of the reference asset (other than those shares of the reference asset owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the reference issuer or its subsidiaries with or into another entity in which the reference issuer is the continuing entity and which does not result in a reclassification or change of the shares of the reference asset but results in the outstanding shares of the reference asset immediately prior to that event collectively representing less than 50% of the outstanding shares of the reference asset immediately following that event, in each case if the approval date (as defined below) is on or before a final valuation date.

A “tender offer” shall mean, in respect of the voting shares of a reference issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the reference issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

If a merger event or tender offer occurs in respect of a reference asset and the shares of the reference asset are exchanged for new shares (with no other distributions of property in respect of the shares of the reference asset), and those new shares are publicly quoted, traded or listed on a U.S. exchange or quotation system, then the reference asset shall be adjusted to comprise the number of new shares to which a holder of one share of the reference asset immediately prior to the occurrence of the merger event or tender offer, as the case may be, would be entitled upon consummation of the merger event or tender offer.  The calculation agent shall also adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event and such new shares shall be deemed reference asset.

If a merger event or tender offer occurs and any distributions of property (other than the publicly quoted new shares referred to above) are made on the shares of the reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is five business days after the approval date (as defined below).  On the maturity date, we shall pay to each holder of a note the payment at maturity, provided that for purposes of that calculation, the final value of the reference asset will be deemed to be the value of all consideration received (or that would be received) in respect of that event, and the final valuation date will be deemed to be the approval date.  In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder.  The “approval date” is the closing date of a merger event, or, in the case of a tender offer, the date on which the person or entity making the tender offer acquires or acquires the right to obtain the relevant percentage of the applicable class of shares of the reference issuer, or if that date is not a scheduled trading day, the immediately preceding scheduled trading day.

Notwithstanding these alternative arrangements, a merger event or tender offer may affect the reference asset in a manner that adversely affects the value of, and trading in, the notes.  Similarly, an adjustment or acceleration resulting from a merger event or a tender offer may adversely affect the value of, or the trading in, the notes.

Adjustments to an ETF

Following the declaration by a reference issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the reference asset and, if so, will make such calculations and adjustments to the terms of the note as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the issue date of the notes:

(i)              a subdivision, consolidation or reclassification of the shares of the reference asset (unless a merger event), or a free distribution or dividend of any shares of the reference asset to existing holders by way of bonus, capitalization or similar issue;

(ii)              a distribution or dividend to existing holders of shares of (A) the reference asset, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the reference issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii)              an extraordinary dividend;

(iv)              a call by the relevant reference issuer in respect of shares of the reference asset that are not fully paid;

(v)              a repurchase by the reference issuer of shares of the reference asset whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi)              any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the reference asset.

Settlement

Unless otherwise specified in the applicable pricing supplement, we expect that the delivery of the notes will be made against payment therefor on or about the initial settlement date specified on the cover page of the applicable pricing supplement, which will be the third business day following the pricing date of the notes (the settlement cycle being referred to as “T+3”).

In some circumstances, the applicable pricing supplement may state that the delivery of the notes will be made against payment therefor on or about the fourth or fifth business day following the pricing date of the notes (such settlement cycles being referred to as “T+4” and “T+5” respectively).  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.  The Pricing Supplement may contain a further discussion of special federal income tax consequences applicable to certain notes.  The summary of the federal income tax considerations contained in the Pricing Supplement supersedes the following summary to the extent it is inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes.  Under one approach, the notes should be treated as pre-paid forward or other executory contracts with respect to the reference asset.  We intend to treat the notes consistent with this approach.  Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes, and in the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, it is reasonable to treat the notes in accordance with this approach.  Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that the U.S. holder has held the note for more than one year at such time for federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for certain U.S. federal income tax considerations applicable to notes that are treated as pre-paid cash-settled forward or other executory contracts.

If one or more of the entities included in the reference asset are treated as a REIT,  partnership or trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code, it is possible that the note will be subject to the “constructive ownership” rules of section 1260 of the Code.  If so, the portion of any gain that relates to a pass-thru entity that would otherwise be treated as long-term capital gain recognized on the sale, exchange, maturity, or other taxable disposition of the notes could be treated as ordinary income and subject to an interest charge.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes, other characterizations and treatments are possible and the timing and character of income in respect of the notes might differ from the treatment described above.  For example, the notes could be treated as debt instruments that are “contingent payment debt instruments” for federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the notes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital , and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a note is required to accrue income in respect of the note prior to the receipt of payments under the note or its earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a note as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder of the note could be subject to U.S. withholding tax in respect of a note. It is unclear whether any regulations or other guidance would apply to the notes (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the notes.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

EVENTS OF DEFAULT AND ACCELERATION

If the calculation agent determines that the notes have become immediately due and payable following an event of default (as defined in the prospectus) with respect to the notes, the calculation agent will determine the accelerated cash settlement value due and payable in the same general manner as described in “Valuation of the Notes – At Maturity” herein.  In that case, the scheduled trading day preceding the date of acceleration will be used as the final valuation date for purposes of determining the accelerated reference return.  If a market disruption event exists with respect to the reference asset on that scheduled trading day, then the final valuation date for the reference asset will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled final valuation date).  The accelerated maturity date will also be postponed by an equal number of business days.

INFORMATION REGARDING THE REFERENCE ASSET AND REFERENCE ISSUERS

The notes have not been passed on by the reference issuers of the reference assets as to their legality or suitability.  The notes are not issued by and are not financial or legal obligations of the reference issuers of the reference assets.  The reference issuers of the reference assets make no warranties and bear no liabilities with respect to the notes.  This product supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

Note that companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330.  In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number provided in the applicable pricing supplement.  In addition, information regarding such a company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by any reference issuer of any reference asset with the SEC.  In connection with any issuance of notes under the applicable pricing supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsors or issuers of the reference asset.  Neither we nor any affiliate makes any representation that such publicly available documents or any other publicly available information regarding the sponsor or issuer of the reference asset is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the level or price of the reference asset (and therefore the price or level of such reference asset at the time we price the notes) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor or issuer of the reference asset could affect the payment due at maturity of the notes and therefore the price of the notes.

CERTAIN ERISA CONSIDERATIONS

We urge you to read and consult “Certain ERISA Considerations” in the prospectus supplement.

VALIDITY OF THE NOTES

If stated in the pricing supplement applicable to a specific issuance of notes, the validity of the notes under New York law for that issuance of notes may be passed upon for us by Cadwalader, Wickersham & Taft LLP.